September 23, 2013	Grant Thornton LLP
1 South Street, Suite 2400
Baltimore, MD 21202-7304

T 410.685.4000
F 410.837.0587
www.GrantThornton.com

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	TSS, Inc.
File No.	000-51426

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of TSS, Inc. dated September 23, 2013, and agree with the statements concerning our Firm contained therein.

Very truly yours,